UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2006

TRX, INC.

(Exact Name Of Registrant As Specified In Charter)

Georgia	000-51478	58-2502748
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

6 West Druid Hills Drive

Atlanta, Georgia 30329

(Address of principal executive offices, including zip code)

(404) 929-6100

(Registrant’s telephone number, including area code)

Not applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e(4)(c))

Item 1.01 Entry into a Material Definitive Agreement

On June 30, 2006, TRX, Inc. (the “Company”) and Norwood H. Davis, III entered into a Second Amendment to Employment Contract (the “Amendment”), pursuant to which Mr. Davis will continue to serve as the Company’s President and Chief Executive Officer. The Amendment amends the Employment Contract by and between the Company and Mr. Davis dated December 31, 2004, as amended August 26, 2005 (the “Contract”). The Amendment (i) extends Mr. Davis’ term of employment to January 3, 2008, (ii) provides that Mr. Davis shall receive an option to purchase 150,000 shares of the Company’s common stock (or such higher number of shares as the committee administering the TRX, Inc. Omnibus Incentive Plan, in its sole discretion, may determine (or equivalent value under an alternate incentive plan, if any)) on November 1, 2006 at the fair market price, and (iii) provides for the payment of a contract extension bonus, payable in two payments on June 30, 2006 and July 3, 2007, with the second payment contingent on the parties executing a multi–year extension to the Contract.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits:

Exhibit No.	Description of Exhibit
10.1	Second Amendment to Employment Contract dated June 30, 2006 between Norwood H. Davis, III and TRX, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRX, INC.
(Registrant)

Date: June 30, 2006	/s/ Lindsey B. Sykes
Lindsey B. Sykes Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
10.1	Second Amendment to Employment Contract dated June 30, 2006 between Norwood H. Davis, III and TRX, Inc.